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                                                                    EXHIBIT 99.1

                                  (LAMAR LOGO)





                            5551 CORPORATE BOULEVARD
                              BATON ROUGE, LA 70808

                       LAMAR ADVERTISING COMPANY ANNOUNCES
                      FIRST QUARTER 2003 OPERATING RESULTS

Baton Rouge, LA - Wednesday, May 7, 2003 - Lamar Advertising Company (Nasdaq:
LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company's operating results for the first quarter ended March 31, 2003.

FIRST QUARTER RESULTS
Lamar reported net revenues of $184.2 million for the first quarter of 2003 versus $176.5 million for the first quarter of 2002, a 4% increase. Operating income for the first quarter of 2003 was $2.3 million as compared to $1.1 million for the same period in 2002. There was a loss before cumulative effect of a change in accounting principle of $20.6 million for the first quarter of 2003 compared to a net loss of $16.2 million for the first quarter of 2002. The loss before cumulative effect of a change in accounting principle of $20.6 million includes a loss on extinguishment of debt of $11.2 million which is described in detail below.

Adjusted EBITDA, which we refer to herein as EBITDA, (defined as operating income before depreciation and amortization and gain on disposition of assets - see reconciliation to operating income at the end of this release) for the first quarter of 2003 was $69.8 million versus $68.1 million for the first quarter of 2002, a 2% increase.

Free cash flow (defined as EBITDA less interest, current taxes, preferred stock dividends and total capital expenditures - see reconciliation to net cash provided by operating activities at the end of this release) for the first quarter of 2003 was $28.2 million as compared to $32.6 million for the same period in 2002, a 13% decrease. The decrease in free cash flow is attributed to the non-recurring current tax refund recorded in the first quarter of 2002 of $5.3 million and an increase in capital expenditures of $3.7 million of which $2.6 million was spent for billboards and $1.1 million was spent for logos.

For the first quarter of 2003, the Company's pro forma net revenue increased 2.9% and pro forma outdoor operating income (defined as operating income before depreciation and amortization, gain on disposition of assets and corporate overhead - see reconciliation to operating income at the end of this release) increased 0.8%. Pro forma net revenues, outdoor direct and general and administrative expenses, outdoor operating income, corporate overhead and EBITDA include adjustments to 2002 for acquisitions for the same time frame as actually owned in 2003. A table that reconciles reported results to pro forma results is included below, as well as a table that reconciles operating income to outdoor operating income.

FINANCING HIGHLIGHTS
In January 2003, the Company redeemed all of its outstanding 9 5/8% Senior Subordinated Notes due 2006 in aggregate principal amount of approximately $255 million for a redemption price equal to 103.208% of the principal amount of the Notes. As a result of this redemption, the Company recorded a loss on extinguishment of debt of $11.2 million which consisted of a prepayment penalty of $8.2 million and associated debt issuance costs of approximately $3.0 million.

In March 2003, the Company replaced its existing bank credit facility with a new bank credit facility. The new bank credit facility is comprised of a $225 million revolving bank credit facility and a $975 million term facility. The new bank credit facility also includes a $500 million incremental facility, which permits the Company to request that its lenders enter into commitments to make additional term loans. The lenders have no obligation to make additional term loans under the incremental facility, but may enter into such commitments in their sole discretion.

GUIDANCE Q2 2003
For the second quarter of 2003 the Company expects net revenue to be even or slightly above pro forma net revenue for


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the second quarter of 2002 and EBITDA to be below pro forma EBITDA for the second quarter of 2002 in the low single digits. The Company expects net revenue for the second quarter to be approximately $206 million.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including the statements regarding our guidance for the second quarter of 2003. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the continued popularity of outdoor advertising as an advertising medium; (3) the regulation of the outdoor advertising industry; (4) our need for and ability to obtain additional funding for acquisitions or operations; (5) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (6) the extent and length of the tightness in the economy generally and the demand for advertising in particular; and (7) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

USE OF NON-GAAP MEASURES
EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives to operating income, net loss, net cash flow from operating activities, or other GAAP figures as indicators of the Company's financial performance or liquidity. The Company's management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company's performance and provide investors and financial analysts a better understanding of the Company's core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.

CONFERENCE CALL AND WEBCAST INFORMATION
A conference call will be held to discuss the Company's operating results Wednesday, May 7, 2003 at 9:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

CONFERENCE CALL
ALL CALLERS:            1-706-643-3436

REPLAY:                 1-800-642-1687
CONFERENCE ID #         59198
                        Will run through Monday, May 12, 2003 at 11:59 p.m.
                        eastern time

WEBCAST INFORMATION
LIVE WEBCAST:           www.lamar.com
WEBCAST REPLAY:         www.lamar.com
                        Available through Monday, May 12, 2003 at 11:59 p.m.
                        eastern time

GENERAL INFORMATION ON LAMAR
Lamar Advertising Company is a leading outdoor advertising company currently operating 152 outdoor advertising companies in 44 states, logo businesses in 21 states and the province of Ontario, Canada and 40 transit advertising franchises in 15 states.

Company Contact:         Keith A. Istre
                         Chief Financial Officer
                         (225) 926-1000
                         KI@lamarhq.com



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                            LAMAR ADVERTISING COMPANY
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                                                 Three Months Ended
                                                                                      March 31,
                                                                               2003              2002
                                                                           --------------    --------------
Net revenues                                                               $      184,221    $      176,538
                                                                           --------------    --------------

Operating expenses:
  Direct advertising expenses                                                      71,557            67,227
  General and administrative expenses                                              42,847            41,206
  Depreciation and amortization                                                    67,513            67,100
  Gain on disposition of assets                                                       (30)              (89)
                                                                           --------------    --------------
                                                                                  181,887           175,444
                                                                           --------------    --------------

          Operating income                                                          2,334             1,094
                                                                           --------------    --------------

Other expense (income):
  Loss on extinguishment of debt                                                   11,173                --
  Interest income                                                                    (118)             (221)
  Interest expense                                                                 23,760            26,776
                                                                           --------------    --------------
                                                                                   34,815            26,555
                                                                           --------------    --------------

Loss before income tax benefit and cumulative effect of a change in
  accounting principle                                                            (32,481)          (25,461)
Income tax benefit                                                                (11,888)           (9,298)
                                                                           --------------    --------------
Loss before cumulative effect of a change in accounting principle                 (20,593)          (16,163)
Cumulative effect of a change in accounting principle, net of tax                  11,679                --
                                                                           --------------    --------------
         Net loss                                                                 (32,272)          (16,163)
Preferred stock dividends                                                             (91)              (91)
                                                                           --------------    --------------
Net loss applicable to common stock                                        $      (32,363)   $      (16,254)
                                                                           ==============    ==============

Loss per common share - basic and diluted:
Loss before cumulative effect of a change in accounting principle          $         (.20)   $         (.16)
Cumulative effect of a change in accounting principle, net of tax                    (.12)             (.--)
                                                                           --------------    --------------
Net loss                                                                   $         (.32)   $         (.16)
                                                                           ==============    ==============
Weighted average common shares outstanding                                    101,667,397       100,542,109
                                                                           ==============    ==============

Free Cash Flow Computation:
EBITDA                                                                     $       69,817    $       68,105
Interest, net                                                                     (23,642)          (26,555)
Current tax (expense) benefit                                                         (94)            5,273
Preferred stock dividends                                                             (91)              (91)
Total capital expenditures                                                        (17,808)          (14,121)
                                                                           --------------    --------------
  Free cash flow                                                           $       28,182    $       32,611
                                                                           ==============    ==============




                                                March 31,     December 31,
Selected Balance Sheet Data:                      2003           2002
--------------------------------------------   ------------   ------------
Cash and cash equivalents                      $      7,870   $     15,610
Working capital                                      99,208         95,922
Total assets                                      3,619,041      3,888,106
Total debt (including current maturities)         1,738,163      1,994,433
Total shareholders' equity                        1,695,851      1,709,173




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
                                                                              Three Months Ended
                                                                                  March 31,
                                                                             2003            2002
                                                                         ------------    ------------
Reconciliation of Free Cash Flow to Net Cash Provided by Operating
   Activities:
Net cash provided by operating activities                                $     12,874    $     17,321
Changes in operating assets and liabilities                                    27,352          32,246
Total capital expenditures                                                    (17,808)        (14,121)
Preferred stock dividends                                                         (91)            (91)
Loss on extinguishment of debt                                                 11,173              --
Other                                                                          (5,318)         (2,744)
                                                                         ------------    ------------
  Free cash flow                                                         $     28,182    $     32,611
                                                                         ============    ============


Reconciliation of EBITDA to Operating Income:
EBITDA                                                                   $     69,817    $     68,105
Less:
  Depreciation and amortization                                                67,513          67,100
  Gain on disposition of assets                                                   (30)            (89)
                                                                         ------------    ------------
Operating income                                                         $      2,334    $      1,094
                                                                         ============    ============


Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor Operating income                                                 $     76,363    $     74,496
Less:  Corporate overhead                                                      (6,546)         (6,391)
       Depreciation and amortization                                          (67,513)        (67,100)
Plus:  Gain on disposition of assets                                               30              89
                                                                         ------------    ------------
Operating income                                                         $      2,334    $      1,094
                                                                         ============    ============


                                                                                                            % Change
                                                                                                            --------
 Reconciliation of Reported Basis to Pro Forma (a) Basis:
 Reported Net revenue                                                    $    184,221    $    176,538         4.4%
 Acquisitions                                                                      --           2,409
                                                                         ------------    ------------
 Pro forma Net revenue                                                   $    184,221    $    178,947         2.9%

 Reported Outdoor Direct and G&A expenses                                $    107,858    $    102,042         5.7%
 Acquisitions                                                                      --           1,177
                                                                         ------------    ------------
 Pro forma Outdoor Direct and G&A expenses                               $    107,858    $    103,219         4.5%

 Reported Outdoor operating income                                       $     76,363    $     74,496         2.5%
 Acquisitions                                                                      --           1,232
                                                                         ------------    ------------
 Pro forma Outdoor operating income                                      $     76,363    $     75,728         0.8%

 Reported Corporate overhead                                             $      6,546    $      6,391         2.4%
 Acquisitions                                                                      --              --
                                                                         ------------    ------------
 Pro forma Corporate overhead                                            $      6,546    $      6,391         2.4%

 Reported EBITDA                                                         $     69,817    $     68,105         2.5%
 Acquisitions                                                                      --           1,232
                                                                         ------------    ------------
 Pro forma EBITDA                                                        $     69,817    $     69,337         0.7%




(a) Pro forma net revenues, outdoor direct and general and administrative expenses, outdoor operating income, corporate overhead, and EBITDA include adjustments to 2002 for acquisitions for the same time frame as actually owned in 2003.